CERTIFICATE OF TRUST

                                       OF

                               CITICORP CAPITAL X

      This Certificate of Trust is being executed as of January 28, 1997 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. ss. ss. 3801 et. seq. (the "Act").

      The undersigned hereby certifies as follows:

      1. Name. The name of the business trust is "Citicorp Capital X" (the "Trust").

      2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                      Wilmington Trust Company
                      Rodney Square North
                      1100 North Market Street
                      Wilmington, Delaware 19890

      3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of Delaware.

      IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                               WILMINGTON TRUST COMPANY
                                               as Delaware Trustee


                                               /s/ Norma P. Closs
                                               ------------------------
                                               Name: Norma P. Closs
                                               Title:   Vice President


                                               /s/ Peter Gallant
                                               ------------------------
                                               Name: Peter Gallant
                                               Trustee


                                               /s/ Ann Goodbody
                                               ------------------------
                                               Name:  Ann Goodbody
                                               Trustee